Health ACQUISITION ANNOUNCEMENT SEPTEMBER 2026

Dear Grindr Shareholders, Grindr’s most valuable asset is our enduring place at the center of gay life, which has allowed us to build a highly profitable business with years of growth ahead. It also gives us an opportunity few companies have: to build a true digital platform company as the Global Gayborhood, with multiple profitable businesses that serve gay men and strengthen one another.  Today, we are taking our first giant leap toward that future with our agreement to acquire Freddie1, the leading Canadian telehealth provider of HIV prophylactic PrEP, which is rapidly expanding its US business. By combining Freddie’s medical capabilities with Grindr’s unparalleled reach and daily relationship with gay men, we are catalyzing a healthcare business that we believe can be as large as, if not larger than, the core Grindr business is today, and just as profitable. Global Gayborhood as a Platform Company. Henry Henry 02 2d ago 787 ft 2d ago 787 ft 2d ago 787 ft 2d ago Henry 787 ft 2d ago Henry 787 ft 2d ago Henry 787 ft + GRINDR GRINDR HEALTH PrEP + Woodwork, on the grid. Where the gay community goes to meet every day.2d ago Henry 787 ft 2d ago Henry 787 ft 2d ago Henry 787 ft 01 Henry 1Grindr has agreed to acquire PurposeMed Inc., the company behind Freddie, and its partnerships with affiliated clinical networks. The Global Gayborhood in Your Pocket™ 2

Freddie provides PrEP through telehealth, clinicians, and its own pharmacies. Approximately 400,000 Grindr users in the US indicate on their profiles that they take PrEP. We estimate that more than 2 million additional Grindr users in the US should be on PrEP, for both their own health and the health of the men they meet. The acquisition lets us bring testing, care, and medication delivery to the app that PrEP’s core target audience already uses for more than an hour each day, with little to no out-of-pocket cost for patients. +55,000 TOTAL PATIENTS SERVED Freddie 2026 Revenue (E) $80M+ HEALTHCARE MARGIN AT MATURITY  40%+ Healthcare margins expected to be in line with core Grindr. Expected Adjusted EBITDA margin in the mid-teens. Figures intended to illustrate the business opportunity and do not represent company guidance. The Global Gayborhood in Your Pocket™ 3

The magic is in how Freddie and Grindr will grow together. Patients will have the opportunity to pair care with premium app benefits, creating value across Grindr. As healthcare grows, we can reinvest in both the Grindr app and the care experience. A better app improves engagement and retention, strengthening the network and bringing more users into healthcare. That accelerates the flywheel to continue growing both businesses, all while improving the health of our users. Alongside Edge and future premium products, this gives us multiple sources of strong, profitable growth for years to come, which we believe will create tremendous shareholder value. Freddie growth More opportunities to invest in other growth engines More investment in the free experience More users + stronger platform Better free product Higher engagement / retention The Global Gayborhood in Your Pocket™ The Freddie team has built an extraordinary company: founded by physicians, run with deep medical and operational know-how, and grown leanly with very little outside capital. We look forward to learning from them as we bring our businesses together. 4

Premium products and healthcare will drive Grindr's next phase of growth

Freddie accelerates the third phase of the long-term growth strategy we laid out at our 2024 Investor Day.

PHASE 01

Product improvements nearly doubled our paying user base.

When I joined in 2022, Grindr was undermonetized. Since then, payer penetration has increased from below 6% to above 9%, and payers have nearly doubled. We grew monetization thoughtfully, without sacrificing user experience or engagement – indeed, both improved. We built new features, fixed significant technical debt, and created a better user experience. Free users generate much of the activity and connection that make Grindr invaluable, so investing in their experience was and will be central to our approach. By creating more value for everyone, we gave more users a reason to pay.



6%
2022
9%
2026

Core conversion & product improvement drive payer penetration.

PHASE 02

Premium products are growing revenue by giving paying users more value.

In mid-2025, we shifted from growing payers to premiumization: giving existing payers substantially more value worth paying more for. Our 2025–26 price changes were the first step: after years of adding value, subscribers were willing to pay ~20% more with very little churn. Edge, our new AI-native tier, is launching next and should drive strong revenue growth in 2027. Beyond Edge, we see opportunities in relationships, a virtual social club for gay men, and other high-value offerings.



PRICE INCREASE
EDGE
SOCIAL CLUB
OTHER PREMIUM

Premiumization: fewer users paying more for substantially more value.

PHASE 03

Healthcare makes the Gayborhood a true platform.

At our 2024 Investor Day, we described expansion opportunities in healthcare and wellness, travel and luxury experiences, and local discovery. Our financial plan included the cost of exploring these, but none of their potential revenue. We've long known that PrEP was the next big growth opportunity, and Freddie accelerates our entry into a large, critical market.



HEALTH
CORE GRINDR
'25 '26 '27 '28 '29
HEALTH GROWTH
CORE GRINDR EXPANSION

Gayborhood expansion, with healthcare accelerating growth.

Moving forward, we will pursue Phases 2 and 3 with equal vigor to create multiple pathways for strong growth for many years to come. Our job is to execute, something our team has shown it can do exceptionally well.

The Global Gayborhood in Your Pocket™ 5

Creating Grindr Health, with PrEP as the foundation As I’ve discussed over the last several quarters, Woodwork was our first step in building Grindr Health, using a partnership model to launch early self-pay offerings and learn where we could best serve our users. Now, Freddie and PrEP become the foundation of the broader Health business. Our broader vision centers on HIV and other STI prevention and treatment; integrates performance medications and peptides; and, over time, expands to longevity and general clinical care.  Woodwork showed us that users trust Grindr with healthcare and prefer offerings connected to the areas where that trust is greatest. It also showed us that native experiences built deeply into the app work best at creating user engagement. Our push into PrEP is built on those lessons. 9:41 9:41 9:41 Health managementChoose a Plan LIVE XTRA UNLIMITED Grindr Premium active through Jan 8 Follows your health membership Health  Membership1 MONTH Daily PrEP Active + Premium Renews on Nov 10 Premium 90 day supply Last filled Sep 8 included with   your membership Manage or pause plan Next lab due Nov 3Unlimited opportunity Your clinician will review your results View lab work HIV Neg on PrEP Verified test 9/26 More treatment options 􀊳 Johnny 26 Online Now 786 feet away ED Meds DoxyPEP Free HIV test Versatile 6’1” | 180 lb | Toned 􀍎 from $25/month from $30 convenient and in home up to 99 effective My tags John Smith, MD Clinical Lead bb tennis gaymer beard Unlimited Features A OUT ME Manage all your health needs in-app Start your health journey in-app Ts Advanced lters Unlimited Chat in Explore Naturally integrated entry points across the appswitchy but subleaning you can meet my cats if you’re nice to me ask me about my poetry For illustrative purposes only. This shows the experience we hope to deliver in the near future.Viewed me feet Say something… pits vaccinated an Francisco, CA p ril 07 pril 16 2 025 Bundles with premium Grindr Unlimited Proles For ou Chats Get access to PrEP online *Subject to clinical assessment Unlimited Connections Unlocked grid with unlimited profiles Know Who’s Interested See who’s checking you out More Customization Go incognito for discreet browsingContinue No Interruptions No 3rd party ads* 9:41 The Global Gayborhood in Your Pocket™ Mpo x COVID 1 *You may still see sponsored content from Grindr and its affiliates T AT PREFERENCE Preventing HIV transmission is directly connected to the first reason why gay men use Grindr, their own health, and the health of the people they meet. PrEP can reduce the risk of acquiring HIV through sex by approximately 99%. Approximately 650,000–700,000 gay men in the US already take it today, and usage is growing roughly 10% annually. Millions more could benefit at virtually no cost to patients. ’ 1 Man Versatile out h Asian Open Relationship My Place 18 lb Average n cludes All A Features Unlimited expiring photos Incognito mode Unsend messages Chat Translate Typing tatus Create multiple albums View all shared albums Right Now No 3rd party ads Not at rst at OC IAL myinstagram mytwitter s What They Call Us High Tide Doss Ptolomaea Fever Ray Eartheater o ss Ethel Cain aby lue eafhea ven Read receipts aved phrases 6 Album Locked

Our opportunity includes both new and existing PrEP patients, ~85% of whom obtain PrEP from a primary care physician. We can offer those currently on PrEP more convenient online care, integrated into Grindr and paired with premium benefits. For men who have not started, we can provide education and an easier path into prevention. We believe Grindr can help accelerate PrEP adoption beyond the market’s existing growth, and by doing so, enable more gay men to stay healthy, save lives, and help end the HIV epidemic in the US. ALREADY ON PREP 400K US Grindr users who already identify as taking PrEP BENEFITS Integrated care Premium app benefits SHOULD BE ON PREP 2M+ additional US Grindr users we estimate should be on it BENEFITS Education Easier way to start care Our public health work has shown what Grindr’s reach can accomplish. Enabling users to easily share PrEP status on their profiles starting in 2016 helped reduce stigma and made HIV prevention part of everyday life. In 2022, more than two million gay men used Grindr to find mpox vaccines, making Grindr a primary channel that drove adoption that ended the epidemic before it broadly spread. Moreover, our HIV self- testing programs have distributed more than half a million kits in the US. With Freddie, we can turn that reach into HIV prevention at scale. The Global Gayborhood in Your Pocket™ 7

Freddie gives us the infrastructure and team that would take years to build

Founded in Canada in 2020, Freddie expanded into the US in 2024 and now serves patients across all 50 states and the District of Columbia with more than 55,000 patients served since its founding. Freddie estimates that its patients' PrEP use prevents more than one new HIV infection every day – saving hundreds of lives and an estimated $270 million to $580 million in future healthcare costs each year. It is profitable and has grown almost exclusively through reinvestment of its profits. Its team has built telehealth capabilities, patient support and owned pharmacies, alongside partnerships with community health organizations and testing providers, to expand access to treatments that prevent HIV transmission.

Building this infrastructure ourselves could take years and risk distraction from the core business. Acquiring Freddie gives us an experienced team and an operating business at a stage in its US expansion where we can grow it much further and faster, while our core team continues its exceptional execution. Freddie's leadership will stay with us to help build Grindr Health.

freddie™

2020
Founded in Canada

2024
Entered the US

+55,000
TOTAL PATIENTS SERVED

OWNED AND OPERATED BY FREDDIE

01
Clinical team
Employed and contracted clinicians delivering HIV prevention and sexual healthcare.

02
Telehealth
A proprietary platform supporting intake and ongoing care, alongside system integration for medical records, prescribing and lab coordination.

03
Patient support
Navigation, benefits and copay work, adherence follow-up — helping people stay on care.

04
Pharmacies
In-house pharmacies, dispensing and direct shipment, so fulfillment is controlled end to end.

PARTNERS — RELATIONSHIPS, NOT OWNED ASSETS

Community health organizations
Referral and in-person care, contracted market by market.

Testing capabilities
Lab and at-home testing capacity, supplied under agreement.

BUILD VS. INTEGRATE

At least 24 months

Management's estimate of the time to build these capabilities ourselves.

The Global Gayborhood in Your Pocket™ 8

Healthcare and the core business will make each other stronger We have spent the last four years demonstrating how much value we can create by making Grindr the super app for the gay community. With Freddie, we can make Grindr more valuable in gay men’s lives while reducing HIV infections. Healthcare gives us more room to invest in the free Grindr experience, so every Grindr user benefits from a better app and stronger network, whether or not he uses Grindr Health. I want to congratulate the Freddie team on their incredible work. We are looking forward to working together to build an even more cohesive, powerful product laser-focused on creating massive user and patient value. We are excited to be building an even better Global Gayborhood together! Thank you for joining us on this journey. George Arison, Chairman and CEO of Grindr, and  Dr. Husein Moloo, CEO and co-founder of Freddie. Thank you to the Grindr team, whose steadfast dedication and relentless execution over the last few years have made this milestone possible, and our shareholders for your continued support. George Arison Chairman and CEO The Global Gayborhood in Your Pocket™ 9

Transaction and Financial Details Grindr has agreed to acquire Freddie and its parent, PurposeMed, for $250 million in upfront consideration, comprising approximately $190 million in cash and $60 million in Grindr common stock. The agreement also provides for the potential payment by Grindr of up to $70 million in additional cash consideration tied to achieving 2027 performance targets, payable in 2028. The transaction has been approved by the boards of both companies and is expected to close in Q4 2026, subject to applicable closing conditions. The business we are acquiring Founded in 2020, Freddie is profitable, is the market leader in PrEP telemedicine in Canada, and is rapidly expanding in the US, where it is investing in building out its platform. As of the end of September, the business serves over 25,000 active patients. Freddie expects to generate 2026 revenue of more than $80 million and more than $10 million in Adjusted EBITDA. Current Adjusted EBITDA margins reflect early-stage growth investments including the required infrastructure to build Freddie’s US platform. How the business earns revenue Freddie earns revenue through telehealth services and pharmacy operations. In the US, under the Affordable Care Act (ACA), almost all patients are eligible to receive HIV prevention care with little to no out- of-pocket cost. Freddie works with community health clinics across the US that participate in the federal drug pricing program, which can purchase eligible medications at discounted prices and use the proceeds from insurance reimbursement to support care for patients in need. In Canada, the majority of Freddie’s revenue comes through pharmacy operations. In the US, we anticipate that revenue will be led by telehealth and pharmacy services, which could scale to over twice the Adjusted EBITDA margin of Freddie’s Canada business. Given Freddie’s already large market position in Canada and our future focus, we believe the lion’s share of growth in 2027 and into the future will be in the US. Investment and outlook Our first priority is integrating Freddie into Grindr and investing in the growth of the US business. We aim to reach more patients; build the integrated patient experience; and connect Freddie’s clinical and pharmacy operations with the Grindr app. As those investments translate into more US patients receiving care and filling prescriptions through our pharmacies, the business is expected to scale rapidly.  The combined US telehealth and pharmacy model generates more than $400 in monthly revenue per active patient, or $4,800-plus annually for a patient who remains in care for the full year. While the Freddie operations are Adjusted EBITDA dollar accretive to the Grindr business, the required investments and initial fixed infrastructure required to scale operations will be initially dilutive to combined Adjusted EBITDA margin percentage. This will improve over time with scale and ultimately we expect it will be similar to that of the core Grindr business at more than 40%. The Global Gayborhood in Your Pocket™ 10

At scale, a US patient base of 50,000 could represent an approximately $240 million annual revenue opportunity. This is illustrative of the potential size of the market, not a patient or revenue forecast. Freddie’s Canada success gives us a concrete sense of what is possible. Assuming gay and bi men represent the same share of the population in both countries, matching Freddie’s current estimated Canadian market share in the US would equate to roughly 200,000 US patients.  On our Q3 earnings call in November, we plan to provide an initial 2027 outlook for the combined company, along with more detail on integration, the US rollout, and planned investment. Conference Call   Grindr will host a conference call to discuss the acquisition at 2:15 p.m. Pacific Time (5:15 p.m. Eastern Time), today, September 30, 2026. The live audio webcast, along with the press release, will be accessible at https://investors.grindr.com/. A recording of the webcast will also be available on our website following the conference call. The Global Gayborhood in Your Pocket™ 11

Forward-Looking Statements This letter contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “can,” “commitment,” “continues,” “could,” “estimates,” “expects,” “goal,” “help,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements include, among others, statements regarding: our proposed acquisition of PurposeMed Inc. and Freddie’s operations, including the expected timing of closing the transaction, timing and amount of any earn-out payment, and anticipated benefits of the transaction; our ability to successfully integrate PurposeMed’s operations, team, and technology with Grindr, including the combination of our existing health and wellness offerings with PurposeMed’s services; the expected impact of the acquisition on our 2026 financial results, including PurposeMed’s expected 2026 revenue and Adjusted EBITDA, and projected revenue and Adjusted EBITDA for 2027 and beyond; the size and growth potential of the combined healthcare business, including assumptions about patient volumes in various geographies, per- patient revenues, market share, margins, long-term margin targets, and availability of and uptake by new patients; the cost at which PrEP may be made available to users; retention of PurposeMed’s leadership team; our ability to advance Grindr's commitment to connect 10 million LGBTQ+ people globally to HIV prevention resources directly through the app by 2028; our growth strategy, including expectations of drivers of revenue growth and cost reduction, planned strategic services and partnerships, and anticipated profitability; expectations regarding the development, launch, and timing of new products, features, and integrated healthcare offerings; and the expected timing and content of future financial disclosures and outlooks, including on our Q3 2026 earnings call. Forward-looking statements are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this letter, including but not limited to: (i) the risk that the proposed acquisition of PurposeMed Inc. may not be completed in a timely manner or at all, including as a result of the failure to satisfy closing conditions; (ii) potential litigation or regulatory action relating to the proposed acquisition; (iii) the risk that the anticipated benefits of the acquisition, including expected synergies, revenue growth, and margin improvements, may not be realized or may take longer to realize than expected; (iv) the challenges of integrating PurposeMed’s business, operations, and personnel with Grindr’s, including potential disruption to each company’s ongoing business; (v) the risk that healthcare revenue and Adjusted EBITDA projections, including per-patient revenue assumptions, patient volume estimates, and margin targets, are incorrect or may not be achieved; (vi) risks related to operating in the healthcare industry, including compliance with healthcare laws and regulations, including those governing telehealth, the prescribing and dispensing of controlled and non-controlled substances, and pharmacy operations, as well as compliance with HIPAA, Canadian, and US state health privacy laws; (vii) potential changes to federal or state healthcare programs that could adversely affect the business; (viii) our ability to retain existing patients and add new patients; (ix) market perception of our brand, including in connection with this proposed expansion in healthcare; (x) the impact of the legal environment and complexities with The Global Gayborhood in Your Pocket™ 12 litigation and regulatory compliance, including maintaining compliance with privacy, data protection, consumer protection, and online safety laws and regulations, as well as laws that may apply to any new products or services we have introduced and may introduce in the future, including in the health sector; (xi) our ability to address privacy concerns, including new privacy risks arising from the integration of PurposeMed’s operations with Grindr; (xii) our ability to protect systems and infrastructure from cyber- attacks and prevent unauthorized data access, including with respect to patient health information; (xiii) our success in retaining or recruiting directors, officers, key employees, or other key personnel, including PurposeMed’s leadership team, and our success in managing any changes in such roles; (xiv) competition in the dating and social networking products and services industry and in telehealth and digital healthcare; (xv) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (xvi) the effects of macroeconomic and geopolitical events on our business, including the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; (xvii) the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including actions to block or otherwise restrict access to our app in their countries; and (xviii) the impacts of legislative, regulatory, economic, competitive, or technological changes that may affect our business, operations, or financial condition. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by our forward-looking statements is included in the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025, and in Quarterly Reports on Form 10-Q we file thereafter. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except as required by law, Grindr assumes no obligation, and does not intend, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of PurposeMed Inc.’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with US GAAP.    Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of operational performance. We define PurposeMed’s Adjusted EBITDA as net income excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; transaction- related costs; restructuring charges; impairment charges; employee severance; charitable expenses and contributions; legal expenses related to non-recurring matters, including certain litigation and settlement costs; certain marketing expenditures; and other items that are extraordinary, unusual, or non-recurring in nature, in each case, that are unrelated to core ongoing business operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. The Global Gayborhood in Your Pocket™ 13

Our management uses these measures internally to evaluate business performance. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating a business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with US GAAP.   We are not able to estimate net income on a forward-looking basis or reconcile the expected amounts provided for Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA. The variability of the various charges could have a significant and potentially unpredictable impact on future GAAP financial results. Trademarks This letter may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this letter may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks. About Grindr Since 2009, Grindr has changed how gay men meet and connect. More than a quarter of gay male relationships in America today began on Grindr. Built by gay people for gay people, Grindr serves nearly 16 million average monthly active users in virtually every country in the world, helping them express themselves, build relationships, and find community.  Now, as the Global Gayborhood in Your Pocket™, Grindr is bringing the connections and services of a physical gayborhood into the app to serve more of gay men’s everyday needs. Grindr Health brings together technology and clinical expertise to make it easier to access and manage health and wellness care. Since 2015, Grindr for Equality has worked with organizations in every region of the world to advance human rights, health, and safety for millions of people. Across its businesses and community partnerships, Grindr pursues one mission: to make a world where the lives of its global community are free, equal, and healthy. The Global Gayborhood in Your Pocket™ 14